PAGE 1
                                    IDS LIFE INSURANCE COMPANY
                                         POWER OF ATTORNEY

City of Minneapolis

State of Minnesota

        Each of the undersigned, as directors of IDS Life Insurance Company on behalf of the below listed registrants that previously have filed registration statements and amendments thereto pursuant to the requirements of the Securities Act of 1933 and the Investment Company Act of 1940 with the Securities and Exchange Commission:

                                                        1933 Act     1940 Act
                                                        Reg. Number  Reg. Number
IDS Life Variable Account 10
  IDS Life Flexible Portfolio Annuity                   33-62407     811-07355
IDS Life Accounts F, IZ, JZ, G, H, N, KZ, LZ and MZ
  IDS Life Flexible Annuity                             33-4173      811-3217
IDS Life Accounts F, IZ, JZ, G, H, N, KZ, LZ and MZ
  IDS Life Variable Retirement and Combination
  Retirement Annuities                                  2-73114      811-3217
IDS Life Accounts F, IZ, JZ, G, H, N, KZ, LZ and MZ
  IDS Life Employee Benefit Annuity                     33-52518     811-3217
IDS Life Accounts F, IZ, JZ, G, H, N, KZ, LZ and MZ
  IDS Life Group Variable Annuity Contract              33-47302     811-3217
IDS Life Insurance Company
  IDS Life Group Variable Annuity Contract
  (Fixed Account)                                       33-48701        N/A
IDS Life Insurance Company
  IDS Life Guaranteed Term Annuity                      33-28976        N/A
IDS Life Insurance Company
  IDS Life Flexible Payment Market Value Annuity        33-50968        N/A
IDS Life Variable Life Separate Account
  Flexible Premium Variable Life Insurance Policy       33-11165      811-4298
IDS Life Variable Life Separate Account
  Flexible Premium Survivorship Variable
  Life Insurance Policy                                 33-62457      811-4298
IDS Life Variable Life Separate Account
  Single Premium Variable Life
  Insurance Policy                                      2-97637       811-4298
IDS Life Variable Account for Smith Barney
  Single Premium Variable Life Insurance Policy         33-5210       811-4652
IDS Life Account SBS
  Symphony Annuity                                      33-40779      812-7731
IDS Life Account RE
IDS Life Real Estate Variable Annuity                   33-13375        N/A
IDS Life Variable Annuity Fund A                        2-29081       811-1653
IDS Life Variable Annuity Fund B                        2-47430       811-1674


hereby constitutes and appoints William A. Stoltzmann, Mary Ellyn Minenko, Eileen J. Newhouse, Sherilyn K. Beck, Colin Lancaster, Bruce Kohn and Timothy S. Meehan or any one of them, as her or his attorney-in-fact and agent, to sign for her or him in her or his name, place and stead any and all filings, applications (including

PAGE 2
applications for exemptive relief), periodic reports, registration statements (with all exhibits and other documents required or desirable in connection therewith), other documents, and amendments thereto and to file such filings, applications, periodic reports, registration statements, other documents, and amendments thereto with the Securities and Exchange Commission, and any necessary states, and grants to any or all of them the full power and authority to do and perform each and every act required or necessary in connection therewith.

     Dated the 12th day of March, 1997.



/s/ David R. Hubers                             March 10, 1997
---------------------------------
    David R. Hubers
    Director


/s/ Richard W. Kling                            March 12, 1997
---------------------------------
    Richard W. Kling
    Director and President


/s/ Paul F. Kolkman                             March 11, 1997
---------------------------------
    Paul F. Kolkman
    Director and Executive Vice
    President


/s/ James A. Mitchell                           March 10, 1997
---------------------------------
    James A. Mitchell
    Director, Chairman of the
    Board and Chief Executive Officer


/s/ Barry J. Murphy                             March 10, 1997
---------------------------------
    Barry J. Murphy
    Director and Executive Vice
    President, Client Service


/s/ Stuart A. Sedlacek                          March 7, 1997
---------------------------------
    Stuart A. Sedlacek
    Director and Executive Vice
    President, Assured Assets


/s/ Melinda S. Urion                            March 10, 1997
---------------------------------
    Melinda S. Urion
    Director, Executive Vice
    President and Controller